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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------

                                                        State or
                                                    Jurisdiction of
Name of Subsidiary                                    Incorporation
- ------------------                                    -------------

Acuity Imaging, Inc.                                    Delaware

International Data Matrix, Inc.                         Florida
(does business under name:
 I.D. Matrix)

Northeast Robotics Inc.                                 New Hampshire

RVSI Third Acquisition Corp.                            Delaware

Acuity Imaging Limited                                  United Kingdom